UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washing, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          ACE Aviation Holdings Inc.
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            (Exact name or registrant as specified in its charter)


                                    Canada
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 (State of incorporation or organization) (I.R.S. Employer Identification No.)


 7373 Cote Vertu West, P.O. Box 14000, Saint-Laurent, Quebec, Canada, H4Y 1H4
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                   (Address of principal executive offices)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box |_|.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box |X|.


Securities Act registration statement file number to which this form relates:
__________________
(if applicable).


Securities to be registered pursuant to Section 12(b) of the Act:

  Title of each class                      Name of each exchange on which
  To be so registered                      Each class is to be registered

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Securities to be registered pursuant to Section 12(g) of the Act:

                        Class A Variable Voting Shares
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                               (Title of class)

                             Class B Voting Shares
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                               (Title of class)

                               Explanatory Note

On September 30, 2004, ACE Aviation Holdings Inc. (the "Company") completed the transactions contemplated by the previously disclosed plan of reorganization, compromise and arrangement (as detailed in Amendment No. 1 to the Company's Registration Statement on Form F-10, filed with the Securities and Exchange Commission (the "Commission") on July 13, 2004 (the "Reorganization")), involving the Company, Air Canada (Commission File Number:
000-27096) and certain of their subsidiaries. As a result of the Reorganization, the Class A variable voting shares and the Class B voting shares of the Company were deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by virtue of Rule 12g-3(a) thereunder, upon the filing of the Company's Report on Form 6-K announcing the completion of the Reorganization, which occurred on September 30, 2004. As a result thereof, the Company is the successor issuer to Air Canada for reporting purposes under the Exchange Act. This Registration Statement on Form 8-A is being filed solely for the purpose of obtaining an Exchange Act Commission File Number since a notification of securities of successor issuers deemed to be registered pursuant to Section 12 on Form 6-K is not a form type currently recognized by EDGAR.


Item 1. Description of Registrant's Securities to be Registered.

The description of the Registrant's Class A Variable Voting Shares and Class B Voting Shares contained in Amendment No. 1 to the Registrant's Registration Statement on Form F-10, filed with the Commission on July 13, 2004 (Commission File Number 333-117048) is incorporated by reference herein.


Item 2.  Exhibits.

No exhibits have been filed as part of this registration statement.

                                  SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                ACE Aviation Holdings Inc.
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                                                      (Registrant)


Date:  November 18, 2004                  By: /s/ PAUL LETOURNEAU
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                                              Paul Letourneau
                                              Corporate Secretary